   As filed with the Securities and Exchange Commission on March 6, 2001
                                                 Registration Statement No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                      2001 Nonstatutory Stock Option Plan
                       Under The Securities Act of 1933
                            ----------------------

                        CENTILLIUM COMMUNICATIONS, INC.
            (Exact name of Registrant as specified in its charter)

          Delaware                                                                 94-3263530
(State or other jurisdiction of               47211 Lakeview Boulevard          (I.R.S. Employer
incorporation or organization)               Fremont, California  94538       Identification Number)

  (Address, including zip code, of Registrant's principal executive offices)
                            ----------------------
                               1997 Stock Plan
                      2000 Employee Stock Purchase Plan
                     2001 Nonstatutory Stock Option Plan
                   vEngines, Inc. 2000 Stock Incentive Plan
                           (Full title of the plans)
                            ----------------------

                                 Faraj Aalaei
                            Chief Executive Officer
                           47211 Lakeview Boulevard
                           Fremont, California 94538
                                (510) 771-3700
(Name, address and telephone number, including area code, of agent for service)
                                  Copies to:
                            Arthur F. Schneiderman
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                              Palo Alto, CA 94304
                                (650) 493-9300

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                                           Proposed         Proposed
                                                                            Amount          Maximum         Maximum       Amount of
                        Title of Each Class of                              to be       Offering Price     Aggregate    Registration
                     Securities to be Registered                        Registered (1)     Per Share     Offering Price      Fee
------------------------------------------------------------------------------------------------------------------------------------
Common stock, $0.001 par value, issuable under the 1997 Stock Plan......    1,981,806       $26.6563  (2)    $ 52,827,615    $13,207
------------------------------------------------------------------------------------------------------------------------------------
Common stock, $0.001 par value, issuable under the 2000 Employee
 Stock Purchase Plan....................................................      330,301       $22.6578  (3)    $  7,483,894    $ 1,871
------------------------------------------------------------------------------------------------------------------------------------
Common stock, $0.001 par value, issuable under the 2001 Nonstatutory
 Stock Option Plan......................................................    5,000,000       $26.6563  (2)    $133,281,500    $33,320
------------------------------------------------------------------------------------------------------------------------------------
Common stock, $0.001 par value, issuable upon exercise of options
 granted under the vEngines, Inc. 2000 Incentive Stock Plan.............       58,628       $26.6563  (2)    $  1,562,806    $   391
====================================================================================================================================
Total...................................................................    7,370,735                        $195,155,815    $48,789
====================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2) With respect to the 1,981,806, 5,000,000 and 58,628 shares of Common Stock to be registered under the 1997 Stock Plan, the 2001 Nonstatutory Stock Option Plan and the vEngines, Inc. 2000 Stock Incentive Plan, respectively, the estimated Proposed Maximum Offering Price Per Share was determined pursuant to Rule 457(h) to be the average of the high and low price reported on the Nasdaq Stock Market on March 1, 2001, which average was $26.6563 per share.

(3) With respect to the 330,301 shares of Common Stock to be registered under the 2000 Employee Stock Purchase Plan, the estimated Proposed Maximum Offering Price Per Share was determined pursuant to Rule 457(h) to be equal to 85% (see explanation in following sentence) of the average of the high and low price reported on the Nasdaq Stock Market on March 1, 2001, which average was $26.6563 per share. Pursuant to the Employee Stock Purchase Plan, the Purchase Price of a share of Common Stock is equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note:

     This Registration Statement is filed with respect to the following shares of common stock of Centillium Communications, Inc. (the "Registrant"):

     (1) 1,981,806 and 330,301 additional shares that may be issued under the Registrant's 1997 Stock Plan and 2000 Employee Stock Purchase Plan, respectively, as a result of certain automatic annual increases in the number of authorized shares for issuance under such plans; and

     (2) 5,000,000 shares of common stock that may be issued under the Registrant's newly-adopted 2001 Nonstatutory Stock Option Plan; and

     (3) 58,628 shares of common stock to be issued upon the exercise of options granted under the vEngines, Inc. 2000 Stock Incentive Plan (the "vEngines Options"). The vEngines Options were originally exercisable to purchase stock of vEngines, Inc., and were assumed by the Registrant in the Registrant's acquisition of vEngines, Inc.

Item 3. Incorporation of Documents by Reference.

     There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by Centillium Communications, Inc. (the "Registrant"):

     (1) The Registrant's Registration Statement on Form S-1 declared effective by the Commission on May 23, 2000;

     (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed with the Commission on August 14, 2000;

     (3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, filed with the Commission on November 14, 2000;

     (4) The Registrant's Current Report on Form 8-K filed with the Commission on January 19, 2000; and

     (5) The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, declared effective by the Commission on May 23, 2000.

     In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 after the date of this Registration Statement on Form S-8 and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        The validity of the common stock in this offering will be passed upon for Centillium by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. As of the date of this registration statement, investment partnerships composed of certain current and former members of and persons associated with Wilson Sonsini Goodrich & Rosati, as well as certain individual attorneys of this firm, beneficially own an aggregate of approximately 145,000 shares of Centillium common stock.

Item 6. Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

        Article IX of the Registrant's Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

        Article VI of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, in any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

        The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        Number                          Exhibit
        ------                          -------
           5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

          10.1 Centillium Communications, Inc. Amended and Restated 1997 Stock Plan

          10.2      Centillium Communications, Inc. 2000 Employee Stock Purchase
                    Plan

          10.3      Centillium Communications, Inc. 2001 Nonstatutory Stock
                    Option Plan

          10.4      vEngines, Inc. 2000 Stock Incentive Plan

          23.1      Consent of Ernst & Young LLP, Independent Auditors

          23.2      Consent of WSGR (included in Exhibit 5.1)

          24.1      Power of Attorney (see signature page)

Item 9. Undertakings

        (a)    The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on the 27/th/ day of February, 2001.


                                   CENTILLIUM COMMUNICATIONS, INC.

                                   By:   /s/ Faraj Aalaei
                                       ---------------------
                                       Faraj Aalaei, Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Faraj Aalei and John W. Luhtala his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                Signature                                     Title                             Date
                ---------                                     -----                             ----
           /s/ Faraj Aalaei                    Chief Executive Officer and Director       February 27, 2001
----------------------------------------
               Faraj Aalaei                       (Principal Executive Officer)

           /s/ John W. Luhtala                 Vice President, Finance and Chief          February 27, 2001
----------------------------------------
               John W. Luhtala                   Financial Officer (Principal Financial
                                                 and Accounting Officer)

            /s/ Shahin Hedayat                 President and Director                     February 27, 2001
----------------------------------------
                Shahin Hedayat

                                               Director and Chairman of the Board
----------------------------------------
                 Kamran Elahian

                                               Director
----------------------------------------
                   Irwin Federman

               /s/ Robert Hawk                 Director                                   February 27, 2001
----------------------------------------
                   Robert Hawk

                                               Director
----------------------------------------
                   Lip-Bu Tan

               /s/ Jere Drummond               Director                                   February 27, 2001
----------------------------------------
                   Jere Drummond

                               INDEX TO EXHIBITS

Number                                  Exhibit
------                                  -------
   5.1   Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
  10.1   Centillium Communications, Inc. Amended and Restated 1997 Stock Plan
  10.2   Centillium Communications, Inc. 2000 Employee Stock Purchase Plan
  10.3   Centillium Communications, Inc. 2001 Nonstatutory Stock Option Plan
  10.4   vEngines, Inc. 2000 Stock Incentive Plan
  23.1   Consent of Ernst & Young LLP, Independent Auditors
  23.2   Consent of WSGR (included in Exhibit 5.1)
  24.1   Power of Attorney (see signature page)